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[GREYGLOBAL GROUP LOGO]                              Inter-Office Correspondence


Grey Global Group Inc.
777 Third Avenue
New York, Ny 10017
212 546 2000
www.grey.com

to       Stephen A. Novick                             date     December 9, 2004

from     Steven G. Felsher                             copy

subject  Summary of Understanding

                        -PERSONAL AND VERY CONFIDENTIAL-

Steve, this will memorialize the understandings which have been agreed to between Grey and you:

      - effective January 1, 2005 ("termination date"), you shall no longer be an employee or an executive officer of Grey.

      - effective the termination date through December 31, 2006 ("consulting period"), you shall be a consultant to Grey, providing such consulting services as may be requested by Grey and agreeable to you in your sole discretion.

      - for such consulting services, you will be paid at the rate of $200,000 per year, in accordance with Grey's normal practices.

      - during the consulting period, for the purposes of doing your work hereunder, you shall have such communications, computer and transportation support as you heretofore have had.

      - Grey shall reimburse you for any necessary, normal and reasonable expenses incurred in connection with the provision of your services hereunder in accordance with Grey's policies.

      - promptly following the termination date, you will be paid an amount equal to the allocations made to your SMIP account.

      - promptly following the termination date, you shall be permitted to withdraw the deferred compensation -- both your cash balances and your share balance -- promptly following your acknowledgement of this memorandum.

      - given that you will be a full-time employee through December 31, 2004, you will be entitled to participate in any profit sharing/ESOP contribution declared for 2004.

      - during the consulting period, you will be entitled to continue to participate in Grey's healthcare benefit plans on the same basis you heretofore have had.

      - during the consulting period, you shall not perform any marketing or advertising services for any other agency group without Grey's consent
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Stephen A. Novick/Summary of Understanding
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            (which shall not be unreasonably withheld) and you shall not solicit or work for any Grey client or active prospect.

      - your pension under Grey's Senior Executive Pension Plan and your contractual supplement thereto shall commence with the first month after the end of the consultancy period.

      -     as is usual, you shall provide Grey with a standard form release.

Please let me know if you have any questions or require anything further.

Thanks.

                                       /s/ Steven G. Felsher
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                                       /s/ Stephen A. Novick
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